Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.



                                                                  EXHIBIT 10.23



                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT



                                    BETWEEN


                             ELI LILLY AND COMPANY


                                      AND


                         AURORA BIOSCIENCES CORPORATION

                               TABLE OF CONTENTS



1. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

2. LILLYUHTSS DEVELOPMENT AND DELIVERY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  2.1. LILLYUHTSS Development.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

3. COLLABORATIVE SCREENING PROGRAMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  3.1. Collaborative Screening Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  3.2. Lilly Screening Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  3.3. Ownership of Data.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
  3.4. Development of Products  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
  3.5. Laboratory Facilities and Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

4. SERVICE AND SUPPORT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  4.1. Service and Support  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

5. INTELLECTUAL PROPERTY RIGHTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  5.1. Grant of Rights from Aurora to Lilly   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  5.2. Grant of Rights from Lilly to Aurora.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
  5.3. Ownership of  Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

6. PAYMENTS OF ROYALTIES, ACCOUNTING FOR ROYALTIES, AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  6.1. Payment and Term   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  6.2. Payment Dates.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  6.3. Accounting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  6.4. Records.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

7. INTELLECTUAL PROPERTY ENFORCEMENT AND DEFENSE OF INFRINGEMENT CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  7.1. Intellectual Property Enforcement.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  7.2. Defense of Infringement Claims Pertaining to Lilly Hits, Approved PTAC Compounds, and Covered Products.  . . . . . .   34
  7.3. Defense of Infringement Claims Pertaining to Aurora Technology and Aurora Patent Rights  . . . . . . . . . . . . . .   35

8. TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY, AND CHANGE OF CONTROL  . . . . . . . . . . . . . . . . . . . . . . . .   35

  8.1. Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  8.2. Publication of Results   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
  8.3. Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

9. PATENT PROSECUTION AND COPYRIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
  9.1. Patents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
  9.2. Copyrights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38




                          TABLE OF CONTENTS, CONTINUED

10. WARRANTIES AND INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  10.1. Mutual Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  10.2. Warranties and Aurora Technology.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  10.3. Aurora Indemnification.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  10.4. Warranties and Lilly Technology.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  10.5. Lilly Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

11. TERM, PARTIAL PERFORMANCE AND TERMINATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  11.1. Term.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  11.2. Termination By Mutual Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  11.3. Termination Without Cause by Lilly.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  11.4. Partial Performance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  11.5. Termination for Cause.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  11.6. Effect of Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  11.7. Effect of Expiration or Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

12. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  12.1. Assignment.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  12.2. Binding Effect.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  12.3. Force Majeure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
  12.4. Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
  12.5. Governing Law and Jurisdiction.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
  12.6. Waiver.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
  12.7. Severability.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
  12.8. Independent Contractors.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
  12.9. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
  12.10. Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
  12.11. No Third Party Beneficiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
  12.12. Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
  12.13. Dispute Resolution.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

THIS AGREEMENT is entered into as of the Effective Date (as defined below) by and between ELI LILLY AND COMPANY, an Indiana corporation, having offices at Lilly Corporate Center, Indianapolis, Indiana 46285 ("Lilly"), and between AURORA BIOSCIENCES CORPORATION, a Delaware corporation having offices at 11149 North Torrey Pines Road, La Jolla, California 92037 ("Aurora").

                                    RECITALS

WHEREAS, Aurora has expertise in the development of automated ultra-high throughput screening systems and screening biologies/chemistries used therein; and

WHEREAS, Aurora has the scientific expertise and capacity to undertake the alliance activities described below; and

WHEREAS, Lilly has the capability to undertake screening and development of drug products for the prevention, treatment and diagnosis of diseases and disorders.

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants, representations and agreements set forth below, the parties agree as follows:

1.      DEFINITIONS

As used herein, the following terms shall have the following meanings:

"Activity" means a ***.

"Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it/he/she owns, or directly or indirectly controls, more than fifty percent (50%) of the voting securities (or comparable equity interests) or other ownership interests of the other Person, or if it/he/she directly or indirectly possesses the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting securities, by contract or any other means whatsoever.

"Agreement" means this agreement, together with all appendices, exhibits and schedules hereto, and as the same may be amended or supplemented from time to time hereafter by a written agreement duly executed by authorized representatives of each party hereto.


*** CONFIDENTIAL TREATMENT REQUESTED

"Approved PTAC Compound" means a ***

"Aurora Copyrights" means all copyrights throughout ***

"Aurora Patent Rights" means the Aurora Reporter System Patent Rights and the Aurora UHTSS Patent Rights.

"Aurora Reporter" means *** The Aurora Reporters available as of the Effective Date are described on Exhibit 1.2 attached hereto.

"Aurora Reporter System Technology" means all Technology owned or Controlled by Aurora or its Affiliates that relates to the Aurora Reporter Systems.

"Aurora Reporter System Patent Rights" means all Patent Rights owned or Controlled by Aurora or its Affiliates which relate to the Aurora Reporter Systems.

"Aurora Technology" means the Aurora Reporter System Technology and the Aurora UHTSS Technology.

"Aurora UHTSS Patent Rights" means all Patent Rights ***

"Aurora UHTSS Technology" means all Technology  ***

"Collaborative Screening Program" and "Collaborative Screen" shall have the meanings set forth in Section 3.1.

"Completion" or "Completed" has the meaning set forth in Section 2.1.3.



***CONFIDENTIAL TREATMENT REQUESTED

"Confidential Information" means all information, compounds, data, and materials received by either party from the other party pursuant to this Agreement and all information, compounds, data, and materials developed in the course of the collaboration, including, without limitation, Technology of each party, subject to the exceptions set forth in Sections 8.1.

"Control" or "Controlled" means possession by a party or its Affiliates of the ability to grant a license or sublicense in accordance with the terms of this Agreement, and without violating the terms of any agreement by such party with any Third Party.

"Covered Product" means ***

"CSP Steering Committee" shall have the meaning set forth in Section 3.1.1.

"Deliverables" has the meaning set forth in Section 2.1.2.1 hereof.

"Derivative" means ***

"Development Phases" has the meaning set forth in Section 2.1.2.1 hereof.

"Effective Date" means the date that this Agreement is executed by the last party to so execute.

"FDA" shall mean the United States Food and Drug Administration, or any successor agency having regulatory jurisdiction over the manufacture, distribution and sale of drugs in the United States and equivalent in any other jurisdiction.

"First Commercial Sale" of a Covered Product shall mean the first commercial sale for use or consumption of such Covered Product in a country after required marketing and, if applicable, pricing approval has been granted by the applicable regulatory authority(ies) of such country.

"Hit" means *** ;


          ***

***CONFIDENTIAL TREATMENT REQUESTED

***

"IND" means an Investigational New Drug application filed with and accepted by the FDA and any corresponding application filed in any country other than the United States.

"Internal Research" means any ***

"Invention" means any new and useful process, machine, manufacture, or composition of matter, or improvement thereto, whether or not patentable.

"Know-How" means information and data which is not generally known to the public, comprising: Inventions, designs, concepts, algorithms, formulae, software, supplies, techniques, practices, processes, methods, knowledge, skill, experience, expertise and technical information.


"Lilly Patent Rights" means Patent Rights owned or Controlled by Lilly and relating to the Collaborative Screening Program or Aurora Reporter Systems.

"Lilly Screening Program," "LSP" or "Lilly Screen" have the meanings set forth in Section 3.2 hereof.

"Lilly Technology" means Technology owned or Controlled by Lilly and relating to the Collaborative Screening Program.

"Lilly Test Materials" ***

"LILLYUHTSS" means the ***



*** CONFIDENTIAL TREATMENT REQUESTED

***

"LILLYUHTSS Steering Committee" shall have the meaning set forth in Section
2.1.1.

"LILLYUHTSS Target Delivery Date" has the meaning set forth in Section 2.1.2.1 hereof.

Manufacturing Cost" ***

"Materials" means any reagents, probes, genetic sequences, promoters, enhancers, probes, linkage probes, vectors, plasmids, proteins and fragments thereof, peptides, biological modifiers, antigens, antibodies, antagonists, agonists, inhibitors, chemicals, and compounds.

"Module One" has the meaning set forth in Section 2.1.2.1 (i) hereof.

"Module Two" has the meaning set forth in Section 2.1.2.1 (ii) hereof.

"Module Three" has the meaning set forth in Section 2.1.2.1 (iii) hereof.

"NDA" means a New Drug Application or Product License Application, as appropriate, and all supplements pursuant to the requirements of the FDA, including all documents, data and other information concerning Covered Products which are necessary for full FDA approval to market a Covered Product, or the equivalent in any other country.

"Net Sales" shall mean, with respect to Covered Product(s), *** ***



*** CONFIDENTIAL TREATMENT REQUESTED

***

***

Such amounts shall be determined from the books and records of Lilly maintained in accordance with generally accepted accounting principles ("GAAP") consistently applied.

***

"Patent Rights" means all U.S. or foreign (including regional authorities such as the European Patent Office) regular or provisional patent applications, including any continuation, continuation-in-part, or division thereof or any substitute application therefor or equivalent thereof, and any patent issuing thereon, including any reissue, reexamination or extension thereof and any confirmation patent or registration patent or patent of additions based on any such patent, containing one or more claims to an Invention (and in the case of an issued patent, containing one or more Valid Claims), and which a party hereto owns or Controls, individually or jointly, any title thereto or rights thereunder.

"Person" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole



*** CONFIDENTIAL TREATMENT REQUESTED
proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

"Phase III Clinical Trial" means that portion of a clinical development program which provides for the trial of an Approved PTAC Compound on sufficient numbers of patients and which is designed to establish the safety and efficacy of such a product in order to support an NDA.

"PTAC" means *** or its equivalent.

"Product" means any ***

"Royalty Term" means ***

"Specifications" of the LILLYUHTSS shall have the meaning set forth in Section
2.1 hereof.

"Technology" means Materials and Know-How.

"Term" means the period beginning on the Effective Date and terminating in accordance with this Agreement, as in Section 11.

"Territory" means all countries of the world.

"Third Party" means any entity other than (i) Aurora and any of its Affiliates, and (ii) Lilly and any of its Affiliates.

"Valid Claim" means: (a) an issued claim under an issued patent within the Patent Rights, which has not (i) expired or been canceled, (ii) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction, (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, and/or (iv) been abandoned; or (b) a claim included in a pending patent application within the Patent Rights that is being actively prosecuted in accordance with this Agreement and which has not been (v) canceled, (vi) withdrawn from consideration, (vii) finally determined to be unallowable by the applicable governmental authority for whatever reason (and from which no appeal is or can be taken), and/or (viii) abandoned.


*** CONFIDENTIAL TREATMENT REQUESTED

"Validation" has the meaning set forth in Section 2.1.3.

2.       LILLYUHTSS DEVELOPMENT AND DELIVERY

         2.1.    LILLYUHTSS Development.

         Aurora will be responsible for the design, development, manufacture, supply, delivery and installation of the LILLYUHTSS, and will use its best efforts to complete same within the time frames for each Development Phase set forth below. The Specifications for the Deliverables to be provided by Aurora, as customized for Lilly, are set forth in Exhibit 1.1 hereto ("Specifications").

                2.1.1.   Project Management.

                 The parties shall establish a committee that will use reasonable efforts to coordinate the development, training, completion, and validation of the LILLYUHTSS (the "LILLYUHTSS Steering Committee"). The LILLYUHTSS Steering Committee will be established not later than thirty (30) days after the Effective Date. The LILLYUHTSS Steering Committee shall consist of three (3) representatives designated by Lilly and three (3) representatives designated by Aurora. Each representative will have one vote and each party will have exactly three votes. The LILLYUHTSS Steering Committee will meet at least three times per year at mutually agreed upon times and locations using mutually agreed upon meeting formats, including tele- and video- conferencing.

                 A material change in the Specifications will be approved by simple majority vote of the LILLYUHTSS Steering Committee. In the event of a deadlock by the LILLYUHTSS Steering Committee on the approval of a material change in the Specifications proposed by Lilly, Aurora shall have the right to approve such material change to the Specifications. In the event of a deadlock by the LILLYUHTSS Steering Committee on the approval of a material change in the Specifications proposed by Aurora, Lilly shall have the right to approve such material change to the Specifications. The Validation or Completion of the LILLYUHTSS will be approved by simple majority vote of the LILLYUHTSS Steering Committee. In the event of a deadlock by the LILLYUHTSS Steering Committee of the approval of the Validation or Completion of the LILLYUHTSS, Lilly's Vice President of Research Technologies and Proteins and Aurora's president will meet in person or by video-conferencing to resolve the approval of the Validation or Completion of the LILLYUHTSS.

                 Aurora shall also submit progress reports to the LILLYUHTSS Steering Committee at such time(s) as Lilly may reasonably request, but in any event will provide a written update of its work on the development of the LILLYUHTSS (including discussion of any significant problems encountered and significant changes in strategy or design) every six (6) months.

                 From time to time during the term of this Agreement, Lilly representatives shall have the right, upon reasonable advance written notice to Aurora, to visit the facilities where the LILLYUHTSS development is being performed.

                2.1.2.   Development Phases; Delivery.

                          2.1.2.1.   Development Phases.

                          Aurora will design and develop the LILLYUHTSS in accordance with the following development phases ("Development Phases"), as more fully described in
                          Exhibit 1.1 hereto. Aurora will develop and install the deliverables for the LILLYUHTSS ("Deliverables") contemplated by each such Development Phase (all such Deliverables for a Development Phase comprising a "Module") not later than the dates set forth below (each such date referred to as a "LILLYUHTSS Target Delivery Date"):

                          i)      Module One - Automated Storage and Retrieval
                                  - ***; and

                          ii) Module Two - Liquid handling, Screening Formats, Detection and Screen Development Stage - ***; and

                          iii) Module Three - Informatics and Integration ("Module Three"), and Installation of a Fully Operational, Complete LILLYUHTSS System - ***

                          2.1.2.2.   Shipment, and Installation.

                          Aurora shall be responsible for the appropriate packaging of all Deliverables to be delivered to Lilly. Lilly will be responsible for associated delivery charges. Aurora will be responsible for installing all Deliverables, unless otherwise mutually agreed to in writing. Aurora will begin such installation within 15 working days of delivery to Lilly and will use its best efforts to complete the same as promptly as possible thereafter and Lilly will use best efforts to prepare in advance for such installation and to facilitate such installation after delivery.



*** CONFIDENTIAL TREATMENT REQUESTED

                2.1.3.   Validation and Completion Testing.

                 All Deliverables shall be subject to testing by or for Aurora prior to delivery to Lilly. When all Deliverables for a Module have successfully conformed to or satisfied the Specifications for such Deliverables ("Validation") in Exhibits 1.1 hereto, or as the same may be amended or supplemented in writing by mutual agreement of the parties from time to time hereafter, Aurora shall give Lilly written notice.

                 Upon installation by Aurora of all Deliverables for a particular Development Phase at Lilly, additional testing shall commence by Aurora and Lilly and shall continue for such period of time as may be reasonably required to verify in the opinion of the LILLYUHTSS Steering Committee whether all such Deliverables meet the Specifications for such Deliverables ("Completion") in Exhibits 1.1 hereto, or as the same may be amended or supplemented in writing by the parties from time to time hereafter therefor. Upon Completion of all Deliverables for a Module at Lilly, Aurora shall give Lilly written notice thereof, in which event Lilly shall become obligated to pay such amounts provided in Section 2.1.4. Upon the payment by Lilly of such amounts, Lilly will take ownership the associated Deliverable.

                 2.1.4.   Payments Relating to Development of the LILLYUHTSS.

                 Lilly will make the following payments to Aurora in consideration of the design, development, delivery, manufacture, support, Validation and Completion of the LILLYUHTSS and its modules:

                          2.1.4.1.   A payment *** shall be made within fifteen
                                     (15) business days after the Effective Date in consideration for the design and development of the LILLYUHTSS by Aurora hereunder.

                          2.1.4.2. Module One: A *** shall be made within thirty (30) days following Completion of all Deliverables required by Section
                                     2.1.2.1 (i).



*** CONFIDENTIAL TREATMENT REQUESTED

                          2.1.4.3. Module Two: *** shall be made within thirty (30) days following Completion of all Deliverables required by Section
                                     2.1.2.1 (ii).

                          2.1.4.4. Module Three: *** *** shall be within thirty (30) days following Completion of all Deliverables required by Section
                                     2.1.2.1 (iii).

                          2.1.4.5. Ongoing payments of *** shall be made for the design and development of the LILLYUHTSS, the first payment to be made on or before January 15, April 15, July 15 or October 15 occurring after the Effective Date and then every three months thereafter, which payments shall cease upon the first to occur of *** of *** ; provided, however, that if ***

                          2.1.4.6. In addition to any payments to be made under Sections 2.1.4.1-2.1.4.5, the following payments shall be made depending upon the date of Completion of Module Three of the LILLYUHTSS pursuant to
                                     Section 2.1.3:

                                  2.1.4.6.1.    ***


***CONFIDENTIAL TREATMENT REQUESTED

                                  2.1.4.6.2.    ***

                                  2.1.4.6.3.    ***

                 2.1.5.   Penalty for Late Completion of LILLYUHTSS.

                 If Completion of the LILLYUHTSS under Section 2.1.2.1 (iii) occurs more than *** following the Effective Date, then as penalty therefor, Aurora will pay to Lilly *** even *** for *** following the date that is *** after the Effective Date until such Completion occurs (if at all); provided, that such payments shall not in any case exceed *** .

                  ***


***CONFIDENTIAL TREATMENT REQUESTED

                             ***

                          2.1.6.2.   Syndicate Formation and Limitations.

                          It is understood that Aurora is seeking to collaborate with, and supply to, and grant certain license rights to Third Parties with respect to the use and supply of a system similar to the LILLYUHTSS to such Third Party. Notwithstanding the foregoing, Aurora covenants and agrees that, so long as Lilly is not in default of any payment obligation hereunder and has not


***CONFIDENTIAL TREATMENT REQUESTED
                 terminated its participation in the development of the LILLYUHTSS, then, until the date that is *** following the date of Completion by Aurora of the fully operational LILLYUHTSS pursuant to Section 2.1.3, Aurora will not, without Lilly's prior written consent, provide more than *** Parties with license rights to the Aurora UHTSS Patent Rights or Aurora Copyrights or Aurora UHTSS Technology to use any ultra-high throughput screening system made by Aurora that is similar to the LILLYUHTSS and the right to purchase such ultra-high throughput screening system.

                 2.1.7.   Supply of Reporters.

                 Aurora shall deliver all of the Aurora Reporters listed in
                 Exhibit 1.2 to Lilly within *** of the Effective Date. So long as Lilly has made payments in accordance with Section 2.1.8 hereof, then, at Lilly's request, Aurora will use reasonable efforts to supply within *** receipt of a written purchase order therefor, reagents/tools pertaining to the Aurora Reporter Systems as Lilly may require in order to use the Aurora Reporter Systems in a Lilly Screening Program conducted by Lilly. Lilly will be charged for all supplies so delivered *** . Lilly will pay for all supplies so ordered within *** after delivery to Lilly.

                 2.1.8. Payments in Consideration of the Use of the Aurora Reporter System Technology and Aurora Reporter System Patent Rights.

                 Lilly's right to use Aurora Reporters requires that Lilly pay to Aurora *** ). Half of *** will be made within ten (10) business days of the Effective Date and the second half of *** shall be made *** after the Effective Date. All other *** for Aurora Reporters will be distributed as a ***

                 Three years after the Effective Date, Lilly may elect to renew its yearly license for Aurora Reporters for an *** and for consecutive one


***CONFIDENTIAL TREATMENT REQUESTED
                year periods thereafter.  Lilly will provide Aurora with sixty
                (60) days written notice of Lilly's intent to renew or not renew its yearly license. *** after the Effective Date, *** ).

                          2.1.8.1.  Option to Additional Aurora Reporters.

                          So long as Lilly satisfies its payment obligations under Section 2.1.8 for Aurora Reporters, Aurora agrees to negotiate in good faith with Lilly to use additional reporters, which are not listed in Exhibit
                          1.2 and developed by Aurora, for Lilly's Internal Research for terms comparable to those offered by Aurora to a Third Party.

3.       COLLABORATIVE SCREENING PROGRAMS

         3.1.    Collaborative Screening Program

         The parties will collaborate in developing and validating Collaborative Screens as part of a Collaborative Screening Program
         (CSP), as follows:

                 3.1.1.   Collaborative Screen Program Management.

                 Under the CSP, Lilly and Aurora will collaborate to develop high throughput and/or ultra high throughput screens for Lilly's use in accordance with this Agreement. Lilly shall propose *** targets, one molecular target at a time, and Aurora may, within thirty (30) days of such proposal, choose to select such molecular target. Lilly shall continue to propose molecular targets until Aurora has selected a total of *** targets for screen development. The *** molecular targets proposed by Lilly shall be targets that Lilly reasonably believes to be amenable for the development of a high throughput screen using Aurora Technology. The parties will use reasonable efforts to select *** following the Effective Date, and the remaining target *** after the Effective Date.

                 No later that thirty (30) days after the Effective Date, the parties shall establish a CSP Steering Committee (the "CSP Steering Committee"). The CSP Steering Committee shall consist of three (3) representatives designated by Lilly and three (3) representatives designated by Aurora.

***CONFIDENTIAL TREATMENT REQUESTED

                 Each representative will have one vote and each party will have exactly three votes. The CSP Steering Committee will meet at least three times per year at mutually agreed upon times and locations using mutually agreed upon meeting formats, including tele- and video-conferencing.

                 The CSP Steering Committee will coordinate screen development (including the formation and management of a CSP Work Plan for each CSP Screen within thirty (30) days of Aurora choosing to accept a Lilly proposed molecular target), and approve the validation of each CSP screen. Each screen, together with all of the reagents to be delivered by Aurora in connection therewith, is referred to hereinafter as a "CSP Screen", which shall be manufactured by Aurora and delivered to Lilly. The validation of each CSP Screen at Aurora will be approved by a simple majority vote of the CSP Steering Committee. In the event of a deadlock by the CSP Steering Committee of the approval of the validation of a CSP Screen, Lilly shall have the right to approve the validation of the CSP Screen.

                 Promptly following mutual agreement on the selection of each target, the CSP Steering Committee will jointly prepare an "CSP Work Plan", which shall set forth the respective responsibilities of the in the development of each CSP Screen, and which must be approved by the CSP Steering Committee.
                 Each such CSP Work Plan will contain, where applicable, a description of the tasks to be performed by each party, location, the specific deliverables and documentation to be produced by Aurora, validation criteria for each CSP Screen, a schedule of performance, fees (as determined in accordance with this Section 3.1.1), a schedule of payments, and any other relevant work specifications.

                 Promptly following the approval of each CSP Work Plan, the parties will commence their respective duties under the CSP Work Plan for the development of the applicable CSP Screen. All work under a CSP Work Plan shall be performed in accordance with the provisions of this Agreement, and each party will use reasonable efforts to complete its obligations under the CSP Work Plan as expeditiously as practicable.

                 In developing each CSP Work Plan, the CSP Steering Committee will determine and agree upon the fee to be paid by Lilly to Aurora for development, manufacture and delivery of an CSP Screen to Lilly for the target in question. The parties understand and agree that the exact fee per target will be determined as the sum of the following: ***



***CONFIDENTIAL TREATMENT REQUESTED

                 *** In the event of a deadlock by the CSP Steering Committee of the approval of the CSP Work Plan, Lilly shall have the right to approve the validation of the CSP Screen. Alternatively, Aurora may elect to accept to undertake the development of such CSP Screen for *** . The *** (i) shall be reimbursed to Aurora by Lilly monthly in arrears *** an *** by *** , and the *** shall be paid within thirty (30) days following *** ***. If Aurora elects to undertake the CSP for *** , such payment shall be paid within thirty (30) days following the delivery of a validated Collaborative Screen as per the CSP Work Plan.

                 If the expenses for an approved CSP Work Plan exceed the amount approved for such CSP Screen, then a simple majority vote of the CSP Steering Committee will approve additional funds for such CSP Work Plan and require Lilly to provide the same. If the CSP Steering Committee does not approve additional funds in excess of the amount approved for such CSP Screen for such CSP Work Plan, then Lilly will notify Aurora in writing of one of the following options within ten (10) days:

                          i)      Lilly can elect to not pursue such
                          Collaborative Screen and Aurora can optionally a) complete such Collaborative Screen and submit it for validation to the CSP Steering Committee or b) Aurora can abandon the Collaborative Screen, in either case such Collaborative Screen will count as one of the Collaborative Screens of the CSP,

                          ii) Lilly can elect to pursue such Collaborative Screen as a Lilly Screen, provided, however that Aurora can optionally a) continue to develop such Collaborative Screen for no more than an additional three months and submit it for validation to the CSP Steering Committee or b) Aurora can abandon the Collaborative



***CONFIDENTIAL TREATMENT REQUESTED

                          Screen (in all such cases under 3.1.1 (ii) such Collaborative Screen will count as one of the Collaborative Screens of the CSP), or

                          iii)    Lilly can elect to complete such
                          Collaborative Screen, Aurora will transfer all Materials developed by Aurora pursuant to the CSP Work Plan for such Collaborative Screen, and upon completion will then be submitted to the CSP Steering Committee for validation, and such Collaborative Screen will count as one of the Collaborative Screens of the CSP.


                 If at any time during the Term a CSP Screen for whatever reason loses its effectiveness or efficacy or is no longer biologically active, Aurora will replace same as promptly as practicable, in which event Lilly will reimburse Aurora for
                 *** .


                 3.1.2.   Deployment of Screen by Lilly.

                 Lilly will use reasonable efforts to employ each such accepted CSP Screen to screen Lilly Test Materials, using Lilly's then current screening practices.

                 3.1.3.   Additional Screens.

                 Subject to the same terms and conditions as are set forth in this Section 3.1, Lilly may elect that the number of CSP Screens on which Lilly and Aurora shall collaborate to develop and deliver to Lilly be increased *** .

                 3.1.4.   Rights in Lilly Compounds.

                 All right, title and interest in any Inventions relating in any way to any Lilly compounds or any Lilly Test Materials and which arise out of, or are conceived or reduced to practice as a result of, the development or use of an CSP Screen by or for Lilly shall be owned solely by Lilly.



***CONFIDENTIAL TREATMENT REQUESTED

                 3.1.5.   Payments to Aurora.

                 In addition to such payments as are made by Lilly to Aurora pursuant to Section 3.1.1 hereof, the following payments shall be made to Aurora with respect to the delivery and use of the CSP Screens by Lilly:

                          3.1.5.1.   Milestones.

                          Lilly will pay to Aurora:

                                  3.1.5.1.1.   ***

                                  3.1.5.1.2.   For each Approved PTAC Compound
                                               identified in a CSP Screen that
                                               achieves the following
                                               milestones, Lilly will promptly
                                               notify Aurora of same and will
                                               pay the following amounts to
                                               Aurora:


*** CONFIDIENTIAL TREATMENT REQUESTED

                     Event                                                   Payment    (US$)
                     -----                                                   ----------------

                     ***                                                             ***



                                                                                     ***




                                                                                     ***



                                                                                     ***

                 provided, however, that for a given milestone, Lilly will only make one such payment per CSP Screen. All payments shall be paid to Aurora within thirty (30) days following such notification from Lilly.

                          3.1.5.2.   Royalties.

                          With respect to each Covered Product based on a Collaborative Screen Lilly shall pay a royalty on Net Sales of such Covered Product during the Royalty Term for such Covered Product, as follows, the sum of the worldwide Net Sales ***); provided, however, that cumulative royalties paid for a Covered Product will not exceed ***.

         3.2.    Lilly Screening Payments

         As part of the rights licensed under Section 5.1.1 hereof, Lilly and its Affiliates shall have a license and right to use the Aurora Reporter System Technology and Aurora Reporter System Patent Rights licensed to it under Section 5.1.1 hereof, and to use any Aurora Reporters or other reagents/tools supplied to Lilly by Aurora pursuant to Section 2.1.7, to develop, make and use in Internal Research targeting any targets as Lilly in its discretion may select (collectively, such activities referred to as the "Lilly Screening Program" or "LSP", and any such screen, the manufacture or use of which is covered by the Aurora Reporter System



*** CONFIDENTIAL TREATMENT REQUESTED

         Technology and the Aurora Reporter System Patent Rights or in which the Reporters supplied by Aurora are used, referred to as a "Lilly Screen"). Lilly may further conduct any Internal Research, development and commercialization thereafter of any Hits arising out of any such LSP activities, or Derivatives of such Hits, as Lilly in its discretion may elect to conduct. Subject to Section 3.2.3 below, Lilly shall make milestone payments to Aurora with respect to such Hits as arise out of any use of a Lilly Screen by Lilly or its Affiliates, as follows:

                 3.2.1. Subject to Section 3.2.3, for *** , Lilly shall promptly notify Aurora of such PTAC approval and will pay Aurora *** . Payment shall be paid to Aurora within thirty (30) days following such notification from Lilly.

                 3.2.2. If an Approved PTAC Compound for which Lilly has made a payment to Aurora under Section 3.2.1 reaches the following milestones, Lilly will promptly notify Aurora of same and will pay the following amounts to
                          Aurora:

                          Event                                              Payment    (US$)
                          -----                                              ----------------
                          ***                                                        ***






                                                                                     ***





                                                                                     ***

                 Payments shall be made to Aurora within sixty (60) days following such notification from Lilly.


*** CONFIDENTIAL TREATMENT REQUESTED

                          3.2.2.1    Royalties.

                          With respect to each Covered Product based on a Hit or Derivative identified through the use of any Lilly Screen and where the development, manufacture, or use the Lilly Screen is covered by a Valid Claim of the patent application listed in Exhibit 5.2, Lilly shall pay a royalty on Net Sales of such Covered Product during the Royalty Term for such Covered Product, as follows, ***




                 3.2.3.

                          If Lilly enters into an agreement with Aurora to develop *** CSP Screens under Section 3.1 hereof, then each such additional CSP Screen in excess of *** shall reduce the number of Lilly Screens under this
                          Section 3.2 for which payments may need to be made under Sections 3.2.1 above. For example, if Lilly enters into CSP Work Plans for *** *** CSP Screens, then the milestone payments under Section 3.2.1 shall apply only to *** PTAC Approved Compounds identified through the use of any Lilly Screen.

         3.3.    Ownership of Data.

         All results and data solely with respect to any Hits and Approved PTAC Compounds (and Derivatives of any of the foregoing made or obtained by Lilly) generated by Lilly, its Affiliates and its and their contractors arising out of the use by any of them of the LILLYUHTSS and any CSP Screen or Lilly Screen, the use of any of the rights licensed under Section 5 hereof, or otherwise arising out of this Agreement shall be owned exclusively by Lilly and shall be treated as Lilly Confidential Information hereunder.

         3.4.    Development of Products

         Lilly will in its discretion determine which, if any, such Hit(s), or Derivative(s) of Hit(s), will be approved as an Approved PTAC Compound.

         Lilly will be responsible for all pre-clinical and clinical development, including all regulatory filings, of Hits and Approved PTAC Compounds arising out of this Agreement. Lilly shall have discretion and control over the conduct of, and all activities associated with, the development or abandonment of any Approved


*** CONFIDENTIAL TREATMENT REQUESTED

         PTAC Compound, all regulatory activities relating to the manufacture, use or sale of any Approved PTAC Compound or Product, and the commercialization and marketing of any Product in any country. All INDs, NDAs and other regulatory filings made or filed by Lilly for any Approved PTAC Compound or Product shall be owned solely by Lilly. Lilly will provide, at a minimum, written notification to Aurora once every six (6) months on the development status of any Approved PTAC Compound then in development arising out of any CSP Screening Program or Lilly Screens that may be subject to milestones or royalties and which shall be treated as Lilly Confidential Information hereunder. Other than royalty reports required hereunder, no reports shall be required of Lilly with respect to any activities connected with the commercialization of any Covered Product approved for marketing in any country.

         3.5.    Laboratory Facilities and Personnel

         Aurora and Lilly shall each, at their respective cost and expense, provide suitable and sufficient laboratory facilities and equipment, and will devote sufficient, experienced personnel, as is needed to carry out their respective obligations under this Agreement.

4.       SERVICE AND SUPPORT

         4.1.    Service and Support

         For a period of twelve (12) months after Completion of a complete, fully operational LILLYUHTSS pursuant to Section 2.1.3, Aurora will provide, without additional charge to Lilly, service and support for the applicable system and all system components, as such service and support is more fully described on Exhibit 4.1 attached hereto ("Service and Support"). Aurora will be responsible for providing and paying for this Service and Support, whether provided by Aurora itself or through third party contractors (including those providing any LILLYUHTSS components to Aurora). Aurora will designate an appropriate Aurora employee to coordinate such Service and Support.

         Following the applicable twelve (12) month period, Lilly may elect to purchase Service and Support annually thereafter for such LILLYUHTSS (or component thereof) for fee of *** . This purchased annual Service and Support will be available to Lilly until *** pursuant to
         Section 2.1.3, after which period Lilly and Aurora will negotiate in good faith for further Service and Support.

5.       INTELLECTUAL PROPERTY RIGHTS.

         5.1.    Grant of Rights from Aurora to Lilly


*** CONFIDENTIAL TREATMENT REQUESTED

                 5.1.1.   ***

         5.2.    Grant of Rights from Lilly to Aurora.

                 5.2.1. Lilly grants to Aurora and its Affiliates a nonexclusive, worldwide license, without the right to sublicense, under Lilly Patent Rights and Lilly Technology to perform its obligations under this Agreement relating to the Collaborative Screens. Lilly also grants to Aurora and its Affiliates a nonexclusive, worldwide license, with the right to sublicense, under Lilly Patent Rights that are filed as patent applications or are conceived as inventions during any given year for which Lilly has made an annual payment for Aurora Reporters as set forth in
                          Section 2.1.8, to make, use or sell Aurora Reporters in any other reporter assays. The rights granted hereunder shall continue until terminated in accordance with the provisions of this Agreement.

         5.3.    Ownership of  Intellectual Property



*** CONFIDENTIAL TREATMENT REQUESTED

                 5.3.1. Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to convey or transfer ownership by one party to the other of any rights, title or interest in any Confidential Information, Technology, copyrights or Patent Rights owned or Controlled by a party. Except as expressly provided for in this Agreement, nothing in this Agreement shall be construed as a license or sublicense by one party to the other of any rights in any Technology, copyrights, or Patent Rights owned or Controlled by a party or its Affiliates.

                 5.3.2. Lilly shall own all Inventions and other Technology made solely by its employees and agents, and all patent applications and patents claiming such Inventions. Aurora shall own all Inventions and other Technology made solely by its employees and agents, and all patent applications and patents claiming such Inventions. All Inventions and other Technology made jointly by employees or agents of Lilly and employees or agents of Aurora shall be owned jointly by Lilly and Aurora, provided, however, that all patentable Inventions shall be owned in accordance with U.S. patent law.

6.       PAYMENTS OF ROYALTIES, ACCOUNTING FOR ROYALTIES, AND RECORDS

         6.1.    Payment and Term

         In consideration of the rights granted herein to Lilly by Aurora and services provided to Lilly by Aurora relating to the Collaborative Screening Program, Lilly agrees to pay Aurora as set forth in Section
         3.0 and as follows in Section 6.0. All royalties required to be paid by Lilly in this Agreement shall be paid ***; thereafter, Lilly shall be entitled to continue to sell such Covered Product in such country without further compensation to Aurora hereunder.

         If Lilly is required by the United States government or other authorities to withhold any tax on the amounts payable to Aurora under this agreement, Lilly shall be allowed to do so, and shall in such case remit royalty payments to Aurora net of such withheld amount, provided that Lilly furnishes Aurora with proof of payment of such withholdings as soon as practicable after such withholding in order that Aurora may use the withholding tax paid as a tax credit.




*** CONFIDENTIAL TREATMENT REQUESTED

         6.2.    Payment Dates.

         Royalties shall be paid by Lilly on Net Sales within sixty (60) days after the end of each calendar quarter in which such Net Sales are made. Such payments shall be accompanied by a statement showing all relevant sales information, including the information employed to calculate Net Sales of each Covered Product in each country, and the calculation of the amount of royalty due.

         6.3.    Accounting.
         The Net Sales used for computing the royalties payable to Aurora by Lilly shall be paid in U.S. dollars by wire transfer or other mutually acceptable means. Lilly's current standard exchange rate methodology will be employed for the translation of foreign currency sales into United States dollars. This methodology is used by Lilly in the translation of its foreign currency operating results for external reporting, is consistent with generally acceptable accounting principles, and is approved and reviewed by Lilly's independent certified public accountants.

         To enable Lilly to comply with applicable tax laws and regulation, Aurora shall provide to Lilly a report, within 60 days following the close of each calendar year, detailing the dollar amount of the funds that were expended on CSP research activities during the year for which the report is made.

         6.4.    Records.

         During the Royalty Term and for one (1) year from the date of each payment of royalties, Lilly shall keep complete and accurate records of sales and all other information necessary to calculate Net Sales of each Covered Product in sufficient detail to allow the accrued royalties to be determined accurately. Aurora, with reasonable written notice to Lilly, shall have the right to cause Lilly's independent, certified public accountant to audit such records at the place or places of business where such records are customarily kept in order to verify the accuracy of the reports of Net Sales and royalty payments. Aurora shall bear the full cost of such audit unless such audit discloses a variance of *** from the amount of the royalties due under this Agreement, in which event, Lilly shall bear the full cost of such audit. Aurora agrees not to disclose confidential information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for Aurora to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law. Upon reasonable request of Aurora and at a minimum once every six (6) months, Lilly shall provide Aurora



***CONFIDENTIAL TREATMENT REQUESTED
         with a summary of, Approved PTAC Compounds and Covered Products that are required to calculate Royalties or Milestones.

7.       INTELLECTUAL PROPERTY ENFORCEMENT AND DEFENSE OF INFRINGEMENT CLAIMS

         7.1.    Intellectual Property Enforcement.

         Lilly and Aurora shall have the right, but not the obligation, to bring proceedings against any Third Party for the inappropriate use, including patent infringement, of Technology or Patent Rights solely owned or Controlled by it, and at its own risk and expense. Such party shall be entitled to retain any and all awards or damages obtained in any such proceeding. At the request and expense of either party, the other party shall give the requesting party all reasonable assistance required to file and conduct any such proceeding. For jointly owned Technology or Patent Rights, Lilly and Aurora shall use their best efforts to coordinate pursuing a commercially reasonable action to address inappropriate use, including patent infringement, by Third Parties of such Technology and Patent Rights and to determine how expenses and any recovery from such action shall be allocated between the parties. Lilly, as a non-exclusive licensee, will make reasonable efforts to provide Aurora with any information known to Lilly relating to the suspected or actual inappropriate use, including patent infringement, of Aurora Technology and Aurora Patent Rights.

         7.2. Defense of Infringement Claims Pertaining to Lilly Hits, Approved PTAC Compounds, and Covered Products.

         Aurora will cooperate with Lilly, at Lilly's expense, in the defense of any suit, action or proceeding against Aurora and its Affiliates, or Lilly and its Affiliates alleging the infringement of the intellectual property rights of a Third Party by reason of the manufacture, use or sale of a Covered Product by Lilly. Lilly shall give Aurora prompt written notice of the commencement of any such suit, action, proceeding or claim of infringement. Aurora shall give to Lilly all authority, information and assistance necessary to defend or settle any such suit, action or proceeding; provided, however, that if Aurora or its Affiliates or licensees should join in any such suit, action or proceeding pursuant to this Section 7.2 and at the request of Lilly, Lilly shall hold Aurora or any such Aurora Affiliate or licensee, as applicable, free, clear and harmless from any and all costs and expenses of such litigation, including reasonable attorneys' fees, and Aurora shall execute all documents, provide pertinent records, and take all other actions, including requiring persons within its control to give testimony, which may be reasonably required in connection with such litigation.

         7.3. Defense of Infringement Claims Pertaining to Aurora Technology and Aurora Patent Rights

         Lilly will cooperate with Aurora, at Aurora's expense, in the defense of any suit, action or proceeding against Aurora or Aurora Affiliate alleging the infringement of the intellectual property rights of a Third Party by reason of Aurora's use any of Aurora Patent Rights and Aurora Technology licensed to Lilly under this Agreement. Aurora shall give Lilly prompt written notice of the commencement of any such suit, action, proceeding or claim of infringement. Lilly shall give to Aurora all authority, information and assistance necessary to defend or settle any such suit, action or proceeding; provided, however, that if Lilly or its Affiliates or licensees should join in any such suit, action or proceeding pursuant to this Section 7.3 and at the request of Aurora, Aurora shall hold Lilly, or any such Lilly Affiliate, free, clear and harmless from any and all costs and expenses of such litigation, including reasonable attorneys' fees, and Aurora shall execute all documents, provide pertinent records, and take all other actions, including requiring persons within its control to give testimony, which may be reasonably required in connection with such litigation.

8.       TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY, AND CHANGE OF
         CONTROL

         8.1.    Confidentiality

                 8.1.1. Subject to the terms and conditions of this Agreement, Lilly and Aurora each agree that, during the term of this Agreement and for five (5) years thereafter, it will use all reasonable efforts to keep confidential, and will cause its Affiliates to use reasonable efforts to keep confidential, all Aurora Confidential Information or Lilly Confidential Information, as the case may be, that is disclosed to it or to any of its Affiliates by the other party in connection with the performance of this Agreement. Neither Lilly nor Aurora nor any of their respective Affiliates shall use the other party's Confidential Information except as expressly permitted in this Agreement.

                 8.1.2. Lilly and Aurora each agree that any disclosure of the other's Confidential Information to any officer, employee, contractor, consultant, sublicensee, or agent of the other party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its responsibilities under this Agreement and to exercise the rights granted to it hereunder, shall be limited to the extent consistent with such responsibilities and rights, and shall be provided only to such persons or entities who are bound to maintain same in confidence in a like manner as the party receiving same hereunder is so required. Each party shall use reasonable efforts to take such action, and to cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information, including not less than such efforts as it would customarily take to preserve the confidentiality of its own Confidential Information. Lilly Confidential Information shall not be disclosed, without Lilly's written consent, in a patent application filed by Aurora or an Aurora Affiliate. Aurora Confidential Information shall not be disclosed, without Aurora's written consent, in a patent application filed by Lilly or a Lilly Affiliate. Each party, upon the other's request, will return all the Confidential Information disclosed to the other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request of the other party following any termination of this Agreement, except for one (1) copy which may be kept for the purpose of ascertaining and complying with continuing confidentiality obligations under this Agreement.

                8.1.3. Confidential Information shall not include any information which the receiving party can prove by competent evidence:

                          i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

                          ii) is known by the receiving party at the time of receiving such information, as evidenced by its records;

                          iii) is hereafter furnished to the receiving party without restriction as to disclosure or use by a Third Party lawfully entitled to so furnish same;

                          iv) is independently developed by the employees, agents or contractors of the receiving party without the aid, application or use of the disclosing party's Confidential Information; or

                           v) is the subject of a written permission to disclose provided by the disclosing party; or

                           vi) is provided by the disclosing party to a Third Party without restriction as to confidentiality.

                          A party may also disclose Confidential Information of the other where required to do so by law or legal process, provided that, in such event, the party required to so disclose shall give maximum practical advance written notice of same to the other party and will cooperate with the other party's efforts to seek, at the request and expense of the other party, all confidential treatment and protection for such disclosure as is permitted by applicable law.

                          The parties agree that the material financial terms of this Agreement will be considered Confidential Information of both parties. Notwithstanding the foregoing, either party may disclose such terms in legal proceedings or as are required to be disclosed in its financial statements, by law, or under strictures of confidentiality to bona fide potential sublicensees. Either party shall have the further right to disclose the material financial terms of this Agreement under strictures of confidentiality to any potential acquirer, merger partner, bank, venture capital firm, or other financial institution to obtain financing; provided, further, that either party shall have the right to disclose the material financial terms of this Agreement under strictures of confidentiality to any bona fide potential strategic partner or collaborator with the prior written notice of the other.

         8.2.    Publication of Results

         Notwithstanding any term in this Agreement that may state or imply to the contrary, but subject to Section 8.1 hereof, results and data obtained by Lilly in the course of the Collaborative Screening Program and Lilly Screen Program or through Lilly's use of the Aurora Reporters or the LILLYUHTSS may be submitted for publication in accordance with Lilly's customary practices, provided, however, that Lilly credit Aurora in such publication as the provider of the technology that produced, in part, the published results or data.

         8.3.    Publicity

         Except as required by law and as provided in this Section 8, neither party may make any public announcement or otherwise disclose the terms of this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

9.       PATENT PROSECUTION AND COPYRIGHTS

         9.1.    Patents.

         The control and expense of the filing, prosecution (including an opposition or interference) and maintenance of applications claiming jointly owned Inventions will be equally shared by Lilly and Aurora. Both Aurora and Lilly will use their best efforts to coordinate the filing prosecution and maintenance of applications claiming jointly owned Inventions. Should one party elect not to share in the control, filing, prosecution or maintenance of such applications, the other party with thirty (30) days written notice may elect to gain sole control of the filing, prosecution or maintenance of such application or applications and have sole responsibility for prosecution or maintenance expenses. The control and expense of the filing, prosecution (including an opposition or interference) and maintenance of applications claiming solely owned Inventions will be at the discretion of the owner. At Lilly's reasonable request, not to exceed more than one request every three months, Aurora shall timely provide to Lilly updates regarding the patent applications related to Aurora Patent Rights licensed under Section 5.1.

         9.2.    Copyrights

         The parties agree to treat and handle, to the maximum practical extent, any copyrights owned or Controlled by a party in the same manner as Patent Rights owned or Controlled by such party.

10.      WARRANTIES AND INDEMNIFICATION.

         10.1.   Mutual Representations and Warranties

         The parties make the following representations and warranties to each other:


                 10.1.1.  Corporate Power.

                 Each party hereby represents and warrants that such party (a) is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (b) has the requisite power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under the Agreement.

                 10.1.2.  Due Authorization.

                 Each party hereby represents and warrants that such party (a) has the requisite power and authority and the legal right to enter into the Agreement and to perform its obligations and grant the rights extended by it hereunder; and (b) has taken all necessary action on its part to authorize the execution and delivery of the Agreement and to authorize the performance of its obligations hereunder and the grant of rights extended by it hereunder.

                 10.1.3.  Binding Agreement.

                 Each party hereby represents and warrants to the other that:
                 (a) this Agreement has been duly executed and delivered on its behalf and is a legal and valid obligation binding upon it and is enforceable in accordance with its terms; (b) the execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it; and (c) all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by it in connection with the Agreement have been obtained.

         10.2     Warranties and Aurora Technology.

         Aurora warrants to Lilly as of the Effective Date the following:

                          10.2.1. To the best knowledge of Aurora ***

                          10.2.2. Except as set forth in Section 10.2.1 above,
                                  Sections 3.1 and 3.2 relating to
                                  Collaborative Screening Programs and Lilly
                                  Screening Programs and Section 2 relating to
                                  LILLYUHTSS, Aurora (including its officers, employees and agents) expressly disclaim any representations and warranties, whether express or implied, relating to Aurora Patent Rights and Aurora Technology. Aurora further disclaims i) any express or implied warranty of merchantability or fitness for a particular purpose of Aurora Technology except as set forth in Sections 2 and 3 to Collaborative Screening Programs and LILLYUHTSS, ii) practice of Aurora Technology or Aurora Patent Rights will not infringe a patent, copyright, trademark or other right of a Third Party, and iii) the patentability of any Aurora Technology, including Aurora Technology claimed in patent applications as part of Aurora Patent Rights.

         10.3.   Aurora Indemnification.


*** CONFIDENTIAL TREATMENT REQUESTED

         Aurora hereby agrees to indemnify, defend and hold Lilly and its Affiliates, and their respective officers, directors, employees, and agents (collectively, the "Lilly Indemnitees") harmless from and against all damages or other amounts payable to a Third Party, including reasonable attorneys' fees and costs of litigation, resulting from a suit brought by a Third Party against a Lilly Indemnitee *** In no event shall Aurora be liable for any incidental or consequential damages resulting from the exercise of any rights granted in accordance with this Agreement.

         10.4.   Warranties and Lilly Technology.
         ----------------------------------------

         Lilly warrants to Aurora as of the Effective Date the following:

                 10.4.1. To the best knowledge of Lilly as of the Effective Date, Lilly has the lawful right to license to Aurora in accordance with this Agreement Lilly Patent RightS To the best knowledge of Lilly as of the Effective Date, Lilly Patent Rights were properly filed and prosecuted and no Third Party suit exists relating to Lilly Patent Rights.

                 10.4.2.  Except as set forth in Section 10.4.1 above, Sections
                          3.1 and 3.2 relating to Collaborative Screening Programs and Lilly Screening Programs and Section 2 relating to LILLYUHTSS, Lilly (including its officers, employees and agents) expressly disclaim any representations and warranties, whether express or implied, relating to Lilly Patent Rights and Lilly Technology. Lilly further disclaims i) any express or implied warranty of merchantability or fitness for a particular purpose of Lilly Technology except as set forth in Sections 2 and 3 relating to Collaborative Screening Programs and LILLYUHTSS, ii) practice of Lilly Technology or


*** CONFIDENTIAL TREATMENT REQUESTED

                          Lilly Patent Rights will not infringe a patent, copyright, trademark or other right of a Third Party, and iii) the patentability of any Lilly Technology, including Lilly Technology claimed in patent applications as part of Lilly Patent Rights.

         10.5.   Lilly Indemnification.

                 Lilly hereby agrees to indemnify, defend and hold Aurora and its Affiliates, and their respective officers, directors, employees, and agents (collectively, the "Aurora Indemnitees") harmless from and against all damages or other amounts payable to a Third Party, including reasonable attorneys' fees and costs of litigation, resulting from a suit brought by a Third Party against a Aurora Indemnitee ***; except to the extent such damages or other amounts payable are attributable to: (i) a violation of law, regulation or court order by any Aurora Indemnitee, (ii) a violation of any contractual or fiduciary duty owed by any Aurora Indemnitee to a Third Party, (iii) the misappropriation by any such Aurora Indemnitee of the trade secrets of any Third Party, (iv) any negligent or wrongful act or omission of any Aurora Indemnitee, (v) any infringement of any third party intellectual property rights by Aurora or any Aurora Affiliate, or (vi) any breach of this Agreement by an Aurora Indemnitee or misrepresentation contained herein. In no event shall Lilly be liable for any incidental or consequential damages resulting from the exercise of any rights granted in accordance with this Agreement.

11.      TERM, PARTIAL PERFORMANCE AND TERMINATION.

         11.1.   Term.

         The term of this Agreement will begin on the Effective Date and shall continue, unless terminated in accordance with the provisions of Sections 11.2-11.4 hereof, until the later of: (i) the last to expire Royalty Term; or (ii) Lilly is no longer making payment for Aurora Reporters under Section 2.1.8.



*** CONFIDENTIAL TREATMENT REQUESTED

         11.2.   Termination By Mutual Agreement.
         ----------------------------------------

         The parties may at any time terminate this Agreement, in whole or in part, by written agreement executed by both Aurora and Lilly. In such event, the document effecting such termination shall specify the continuation or termination of any license rights granted hereunder, as well as any other terms agreed to by both parties.

         11.3.   Termination Without Cause by Lilly.
         -------------------------------------------

         Lilly may elect at any time set forth in accordance with this Agreement to terminate this Agreement for any reason without cause, provided, however, that Lilly provide Aurora with written notice at least forty-five (45) days prior to such termination. In the event of termination without cause by Lilly:

                 11.3.1. Lilly shall either: (i) pay to Aurora within thirty days of such notice an amount equal *** ***
                          ***; or (ii) pay to Aurora within thirty days of such notice an amount equal to the ***


*** CONFIDENTIAL TREATMENT REQUESTED

                          *** .  In addition to payments made under Section
                          11.3.1 (i) and Section 11.3.1 (ii), Lilly shall also pay to Aurora within thirty days of such notice ***

                 11.3.2. Upon termination of this Agreement without cause by Lilly, all licenses and sublicenses granted in accordance with this Agreement shall be terminated and all Materials transferred in accordance with this Agreement shall be returned to Aurora or destroyed at the discretion of Aurora by Lilly; provided, however, Lilly shall be entitled i) to use thereafter in Internal Research Completed components of the LILLYUHTSS that (a) Lilly has determined to be Completed for at least 60 days prior to written notice of such termination and to which Lilly has made the payments required under Section 2 and (b) to which Lilly has made payments required under
                          Section 11.3.1 (ii) hereof and ii) to exercise a nonexclusive, irrevocable, and fully paid-up right and license under any Aurora UHTSS Patent Rights and Aurora UHTSS Copyrights existing as of the date of such written notification of Lilly's termination without cause or provided under Section 11.3.1 (ii).

         11.4.   Partial Performance.
         ----------------------------

         Lilly and Aurora agree that Aurora may, under certain circumstances, partially perform under this Agreement, without terminating the Agreement, as set forth below:

                 11.4.1. In the event that Aurora is i) unable to deliver to Lilly the LILLYUHTSS by the Target Delivery Date as specified in Section 2.1.2.1 or ii) Aurora is unable to Complete a Module as specified in Section 2.1.3, Aurora shall permit Lilly to continue to use the rights granted in accordance with this Agreement to conduct the Collaborative Screening Program and the Lilly Screening Program, so long as Lilly has no outstanding payments to Aurora, and Lilly continues to permit Aurora to cure the delivery of the LILLYUHTSS by the Target Delivery Date as specified in Section 2.1.2.1 or the Completion of a Module as specified in Section 2.1.3 and Lilly notifies in writing Aurora within 30 days of such partial



*** CONFIDENTIAL TREATMENT REQUESTED
                          performance that it desires Aurora to cure under this
                          Section 12.2.3.

         11.5.   Termination for Cause.

         Either party shall have the right to terminate this Agreement at any time for a material breach of this Agreement by the other party, provided that the non-breaching party shall have given the breaching party (90) days written notice of the breach and intention to terminate this Agreement in the absence of a cure within ninety (90) days of receipt of such notice by the beaching party. Upon termination of this Agreement for cause, all licenses and sublicenses granted in accordance with this Agreement shall be terminated and all Materials transferred in accordance with this Agreement shall be returned to the supplying party or destroyed at the discretion of such party. The non-breaching party, upon termination of this Agreement may seek actual or general damages and remedies available to it at law or in equity.

         11.6.   Effect of Bankruptcy

         If a party becomes insolvent or admits in writing its inability to pay its debts as they mature or applies for or consents to the appointment of a receiver or trustee for any of its properties; or a receiver or trustee is appointed for such party or a substantial portion of its properties and is not discharged within ninety (90) days; or any bankruptcy, reorganization, debt arrangement, dissolution, liquidation or other proceeding under any bankruptcy or insolvency law is instituted by or against such party and, if instituted against such party, it is consented to by such party or remains undismissed for ninety (90) days, then

                 11.6.1. Notwithstanding any such event, such party shall remain obligated to fulfill its obligations and covenants hereunder, and any failure to do so or other breach hereunder shall entitle the other party to terminate this Agreement in accordance with
                          Section 12.3 hereof; and
                 11.6.2. It is the parties desire that, if any such receiver, trustee, judge, arbitrator or other adjudicator conducting or controlling such proceedings on behalf of a party should hold that any obligations, covenants or duties of such party hereunder should be suspended or declared unenforceable, in whole or in part, then the rights and benefits granted to the other party hereunder shall remain in full force and effect, and that any such obligations, covenants or duties shall be reformed by such receiver, trustee, judge, arbitrator or other adjudicator so as to be enforceable to the maximum extent permitted by applicable law and to permit any suspension to be lifted at the earliest practicable time.

         11.7.   Effect of Expiration or Termination

                 11.7.1. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The obligations and rights of the parties under Sections 3.1.5 to 3.2.3, 6.0, 8.0, 9.0, 12.0, and 13.0 thereof, as well as any provisions, which, by their intent or meaning are intended to so survive, shall survive termination or expiration of this Agreement. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties under Sections 5.1, and
                          5.2 hereof shall terminate and be of no further force or effect whatsoever upon any termination of this Agreement.

12.      MISCELLANEOUS

         12.1.   Assignment.

         Notwithstanding any provision of this Agreement to the contrary, either party may assign any of its rights or obligations under this Agreement in any country to any Affiliates; provided, however, that such assignment shall not relieve the assigning party of its responsibilities for performance of its obligations under this Agreement.

         Either party may also assign its rights or obligations under this Agreement in connection with the sale of all or substantially all of its assets, or may otherwise assign its rights or obligations under this Agreement with the prior written consent of the other party. This Agreement shall survive any merger or consolidation of either party with or into another party and no consent for any such merger, consolidation or similar reorganization shall be required hereunder; provided, that in the event of such merger, consolidation or similar reorganization or in the event of a sale of all assets, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

         12.2.   Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

         12.3.   Force Majeure.

         Neither party shall lose any rights hereunder or be liable to the other party for damages or losses on account of failure of performance by the defaulting party if the failure is occasioned by war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting party, provided that the party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure and thereafter takes all reasonable steps to mitigate any such delay in performance hereunder and any damages that may be incurred by the other party thereby.

         12.4.   Notices.

         Any notices or communications provided for in this Agreement to be made by either of the parties to the other shall be in writing, in English, and shall be made by prepaid air mail with return receipt addressed to the other at its address set forth below. Any such notice or communication may also be given by hand, or facsimile to the appropriate designation. Notices shall be sent:

         If to Lilly, to:         Eli Lilly and Company
                                  Lilly Corporate Center
                                  Indianapolis, Indiana 46285
         Attention:               Vice President of Research Technologies and Proteins
         Copy:                    General Patent Counsel

         If to Aurora, to:        Aurora Biosciences Corporation.
                                  11149 N. Torrey Pines Road
                                  La Jolla, CA  92037
         Attention:               Timothy J. Rink, M.D., Sc.D.
                                  Chairman, CEO, and President
         Copy:                    Paul Grayson
                                  Director, Business Development

         provided that if such notice or communication relates to an amendment to this Agreement or to any notice pursuant to Section 11 hereof, a copy shall also be sent to:


         If to Lilly, to:         Eli Lilly and Company
                                  Lilly Corporate Center
                                  Indianapolis, Indiana 46285
         Attention:               Executive Vice President, Science and Technology
         Copy:                    General Patent Counsel


         If to Aurora, to:        Timothy J. Rink, M.D., Sc.D.
                                  Chairman, CEO, and President
         Copy:                    Paul Grayson
                                  Director, Business Development

         Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by mail, facsimile or cable shall be effective upon receipt and notices given by hand shall be effective when delivered.

         12.5.   Governing Law and Jurisdiction.

         This Agreement shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and to be performed within such state.

         Any dispute arising from this Agreement, including non-binding arbitration or litigation, shall be resolved in Denver, Colorado.

         12.6.   Waiver.

         Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or any of other of such party's rights or remedies provided in this Agreement.

         12.7.   Severability.

         If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to effectuated.

         12.8.   Independent Contractors.

         It is expressly agreed that Aurora and Lilly shall be independent contractors and that the relationship between the two parties shall not constitute a partnership or agency of any kind. Neither Aurora nor Lilly shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written authorization of the party to do so.

         12.9.   Counterparts

         This Agreement shall be executed in two (2) counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         12.10.  Entire Agreement

         This Agreement between the parties of even date herewith set forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto, and supersede and terminate all prior agreements and understanding between the parties, with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties. This Agreement shall not be strictly construed against either party hereto. Any conflict between the terms set forth in the text of this Agreement and the terms of any Exhibit hereto shall be resolved in favor of the text of this Agreement.

         12.11.  No Third Party Beneficiaries.

         No third party, including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any third party.

         12.12.  Construction.

         The term "Section" can refer to any single paragraph level found herein or any collection of multiple paragraphs.

         12.13.  Dispute Resolution.

         The parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation or arbitration. The parties agree that prior to any litigation or arbitration concerning this Agreement, Lilly's Executive Vice President of Science and Technology and Aurora's





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
         president will meet in person or by video-conferencing in a good faith effort to resolve any disputes concerning this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

ELI LILLY AND COMPANY                      AURORA BIOSCIENCES
                                           CORPORATION



By:                                                By:
   ----------------------------------------           ----------------------------------------

Title:                                             Title:
      -------------------------------------              -------------------------------------

Date:                                              Date:
     --------------------------------------             --------------------------------------

                                LIST OF EXHIBITS


EXHIBIT 1.0:     PROJECT TEAM APPROVAL COMMITTEE (PTAC) INFORMATION

EXHIBIT 1.1:     PERFORMANCE SPECIFICATIONS

EXHIBIT 1.2:     EXHIBIT OF REPORTERS

EXHIBIT 4.1:     SERVICE AND SUPPORT

EXHIBIT 5.1:     LIST OF AURORA PATENT RIGHTS

EXHIBIT 5.2:     OTHER AURORA PATENT RIGHTS

                                  EXHIBIT 1.0

               PROJECT TEAM APPROVAL COMMITTEE (PTAC) INFORMATION

I.  ***

II. ***


    PROJECT TEAM APPROVAL COMMITTEE (PTAC) INFORMATION

I.   ***

II.  ***

III. ***

IV.  ***

V.   ***


*** CONFIDENTIAL TREATMENT REQUESTED

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                              EXHIBIT 1.1 - PAGE 1

                           PERFORMANCE SPECIFICATIONS

              MODULE 1 AUTOMATED SAMPLE PRESENTATION SYSTEM (ASPS)

***



*** CONFIDENTIAL TREATMENT REQUESTED

                              EXHIBIT 1.1 - PAGE 2

                           PERFORMANCE SPECIFICATIONS

                                    MODULE 2

                                 MICROFLUIDICS

***


*** CONFIDENTIAL TREATMENT REQUESTED

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                                      ***

*** CONFIDENTIAL TREATMENT REQUESTED


                                       56
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                              EXHIBIT 1.1 - PAGE 3

                           PERFORMANCE SPECIFICATIONS

                                    MODULE 2

                              DETECTOR (CONTINUED)

***

                               UHTSS ASSAY TYPES

***

                        SCREEN DEVELOPMENT STAGE ("SDS")

***


*** CONFIDENTIAL TREATMENT REQUESTED


                                       57
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***


*** CONFIDENTIAL TREATMENT REQUESTED


                                       58
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                              EXHIBIT 1.1 - PAGE 4

                           PERFORMANCE SPECIFICATIONS

            MODULE 3 (INTEGRATION, INFORMATICS AND CONTROL SYSTEMS)

***



***CONFIDENTIAL TREATMENT REQUESTED



                                       59
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                                  EXHIBIT 1.2

                            DESCRIPTION OF REPORTERS


***




***CONFIDENTIAL TREATMENT REQUESTED



                                       60
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                                  EXHIBIT 4.1

                              SERVICE AND SUPPORT

***



*** CONFIDENTIAL TREATMENT REQUESTED

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
***

*** CONFIDENTIAL TREATMENT REQUESTED

      ***



*** CONFIDENTIAL TREATMENT REQUESTED

***




*** CONFIDENTIAL TREATMENT REQUESTED

                                  EXHIBIT 5.1

                          LIST OF AURORA PATENT RIGHTS

***


*** CONFIDENTIAL TREATMENT REQUESTED


                                       65
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                                    EXHIBIT 5.2

                           OTHER AURORA PATENT RIGHTS


***



*** CONFIDENTIAL TREATMENT REQUESTED




                                       66